Exhibit 4

                                 AMENDMENT NO. 1

            AMENDMENT NO. 1, dated as of July 20, 2004 ("Amendment"), to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation ("Chase"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership ("Countrywide"), HOMEQ SERVICING CORPORATION, a New Jersey corporation ("HomEq", and together with Chase and Countrywide, the "Servicers"), AAMES CAPITAL CORPORATION, a California corporation ("Aames"), ACCREDITED HOME LENDERS, INC., a California corporation ("Accredited"), NC CAPITAL CORPORATION, a California corporation ("NCCC") and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Pooling and Servicing Agreement relating to the Morgan Stanley ABS Capital I Inc. Trust 2004-HE2.

            WHEREAS, the parties hereto desire to modify the Pooling and Servicing Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Except as amended below, the terms defined in the Pooling and Servicing Agreement are used herein as therein defined.

            2. Amendments. The definition of "Cumulative Loss Trigger Event" in
Article I of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following thereof:

            "Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by
(y) the Cut-off Date Pool Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                    Loss Percentage
------------------------------      --------------------------------------------

May 2007 through April 2008         3.250% for the first month, plus an
                                    additional 1/12th of 1.500% for each month thereafter (e.g., 4.000% in November 2007)

May 2008 through April 2009         4.750% for the first month, plus an
                                    additional 1/12th of 1.250% for each month thereafter (e.g., 5.375% in November 2008)

May 2009 through April 2010         6.000% for the first month, plus an
                                    additional 1/12th of 0.500% for each month thereafter (e.g., 6.250% in November 2009)

May 2010 and thereafter             6.500%"

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        MORGAN STANLEY ABS CAPITAL I INC.,
                                            as Depositor


                                        By:    /s/ Steven Shapiro
                                            ------------------------------------
                                            Name:  Steven Shapiro
                                            Title: Executive Director

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                            solely as Trustee and not in its
                                            individual capacity


                                        By:    /s/ Ronaldo Reyes
                                            ------------------------------------
                                            Name:  Ronaldo Reyes
                                            Title: Assistant Vice President


                                        By:    /s/ Barbara Campbell
                                            ------------------------------------
                                            Name:  Barbara Campbell
                                            Title: Assistant Vice President

                                        CHASE MANHATTAN MORTGAGE CORPORATION,
                                            as Servicer


                                        By:    /s/ Susan C. Johnson
                                            ------------------------------------
                                            Name:  Susan C. Johnson
                                            Title: Vice President

                                        COUNTRYWIDE HOME LOANS SERVICING LP,
                                            as Servicer


                                        By:    /s/ Ruben Avilez
                                            ------------------------------------
                                            Name:  Ruben Avilez
                                            Title: Vice President

                                        HOMEQ SERVICING CORPORATION,
                                            as Servicer


                                        By:    /s/ Arthur Lyon
                                            ------------------------------------
                                            Name:  Arthur Lyon
                                            Title: President

Acknowledged, Consented and Agreed to:

DEUTSCHE BANK NATIONAL TRUST
    COMPANY, not in its individual
    capacity but solely as Holder of
    100% Percentage Interest in the
    Class X Certificates


By:    /s/ Barbara Campbell
    -------------------------------
    Name:  Barbara Campbell
    Title: Assistant Vice President


By:    /s/ Eiko Akiyama
    -------------------------------
    Name:  Eiko Akiyama
    Title: Associate

THE NORINCHUKIN BANK, as the Holder
    of 100% Percentage Interest in
    the Class M-1, Class M-2, Class
    M-3, Class B-1 and Class B-2
    Certificates


By:    /s/ Hiroshi Yuda
    -------------------------------
    Name:  Hiroshi Yuda
    Title: Senior Manager

MORGAN STANLEY & CO. INCORPORATED as
    the Holder of 100% Percentage
    Interest in the Class B-3
    Certificates


By:    /s/ Michael Sternberg
    -------------------------------
    Name:  Michael Sternberg
    Title: Managing Director

                       [Signature Page to Amendment No. 1]